Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Paula Marting, Chief Executive Officer and Chief Financial Officer, of Tixfi Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 , that:

(1)
the Quarterly Report on Form 10-Q of Tixfi Inc. for the period ended November 30, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tixfi Inc.

Dated:  January 14, 2015

/s/ Paula Martin
Paula Martin Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tixfi Inc. and will be retained by Tixfi Inc. and furnished to the Securities and Exchange Commission or its staff upon request.